Exhibit 99.1

Investor Contact:	Cori Lin, Crocs, Inc.
(303) 848-5053
clin@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Appoints Charisse Ford Hughes to Board of Directors
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BROOMFIELD, COLORADO — September 24, 2020 — Crocs, Inc. (NASDAQ: CROX), a global leader in casual footwear for women, men and children today announced that Charisse Ford Hughes has been appointed to its board of directors effective October 1, 2020.

A seasoned marketing executive, Ms. Ford Hughes brings decades of global consumer marketing, e-commerce, and product development experience to the Crocs board. She currently serves as Senior Vice President and Global Chief Marketing Officer of Kellogg Company, where she is responsible for building global strategies for the company’s portfolio of snack and cereal brands.

Before joining Kellogg earlier this month, Ms. Ford Hughes led the transformation of Pandora Jewelry’s digital marketing efforts, resulting in improvements in brand strength, brand equity, and omni-retail performance as Chief Marketing Officer for the Americas region. Ms. Ford Hughes has also held senior marketing and leadership positions at consumer brands including Avon Products, Inc., the Sara Lee Corporation and Estée Lauder Companies, Inc., where, as Senior Vice President, she drove all product, consumer, and digital marketing for the global cosmetics brand.

Her consumer-centric marketing approach combined with extensive experience adapting to evolving consumer needs and business cycles will be leveraged to help Crocs expand its desirability, relevance, and consideration on a global scale.

“We are pleased to welcome Charisse to the Crocs board of directors," said Thomas J. Smach, chairman of the board. “She is a thoughtful, data-driven executive who has displayed, time and again, that brands can create positive results and shareholder value by understanding and responding to evolving consumer trends. Her experience across brand management, e-commerce, and data and analytics will play an important role as we accelerate the Crocs brand globally.”

“As a marketer entrenched in culture, I share not only a passion for the brand and its iconic product, but also embrace its mission to make everyone comfortable in their own shoes,” said Ford Hughes. “I’m humbled to join such a passionate, talented team of directors and am eager to make an impact as the Crocs brand continues to execute against its growth strategy.”

Crocs Chief Executive Officer Andrew Rees added, “Charisse has a proven track record of aligning global brands with their consumers in strategic and innovative ways. We welcome her deep understanding of the nuanced marketing landscape as we continue to position Crocs for sustainable, profitable growth and are thrilled to have her join us.”

Ms. Ford Hughes currently serves on the board of the Baltimore Development Corporation and serves as a board advisor to Pixability, a video advertising platform company. She earned an undergraduate degree in Finance from Howard University and her MBA in Finance and Marketing from the J.L. Kellogg School of Management at Northwestern University.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. The vast majority of shoes within Crocs’ collection contains Croslite™ material, a proprietary, molded footwear technology, delivering extraordinary comfort with each step.

In 2020, Crocs declares that expressing yourself and being comfortable are not mutually exclusive. To learn more about Crocs or our global Come As You Are™ campaign, please visit www.crocs.com or follow @Crocs on Facebook, Instagram, and Twitter.

Forward Looking Statements:

This press release includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding our expectations regarding long term revenue and business strength and profit growth. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the COVID-19 outbreak and related government, private sector, and individual consumer responsive actions; current global financial conditions, including economic impacts resulting from the COVID-19 outbreak; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speak only as of the date of this press release. We do not undertake any obligation to update publicly any forward-looking statements.

Category:Investors
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